                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Lantronix, Inc. pertaining to the United States Software Corporation 2000 Stock Plan of our report dated August 30, 2000, with respect to the consolidated financial statements and schedule of Lantronix, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Orange County, California
February 1, 2001